Exhibit 10.79

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of February 29, 2004 by and between Oryx Technology Corp., a Delaware corporation (the Company") and Philip J. Micciche, an individual ("Micciche").

         WHEREAS, the Company and Micciche have entered into an Employment Agreement dated as of February 28, 2002, as amended December 23, 2002 (the "Employment Agreement").

         WHEREAS, the Employment Agreement terminates on February 29, 2004.

         WHEREAS, the Company and Micciche desire to extend the term of the Employment Agreement to February 28, 2005.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

         1. Amendment to Section 2.3. Section 2.3 is hereby amended in its entirety to read as follows:

         "2.3 Term. This Agreement shall be effective for a three (3) year period commencing on March 1, 2002 and ending on February 28, 2005, unless earlier terminated pursuant to Article 4 of this Agreement (the "Term")."

         2. Amendment to Section 3.1. Section 3.1 is hereby amended in its entirety to read as follows:

         "3.1 Base Salary. For services rendered under this Agreement from March 1, 2002 through February 28, 2005, the Company shall pay Micciche a base salary of $16,667 per month, in each case payable in accordance with the Company's normal payroll practices. All amounts payable to Micciche under this Agreement shall be reduced by such amounts as are required to be withheld by applicable law.

Starting January 1, 2003, Micciche agrees to permanently defer $6,667, in base salary per month. The total amount of salary deferred shall be payable only if and when the Company is profitable for two consecutive quarters on or prior to December 30, 2007. This deferral period will end on February 28, 2005 or sooner if directed by the Company's Board of Directors."

         3. Amendment to Sections 3.3, 3.6, 4.3.2, 4.5. Sections 3.3, 3.6, 4.3.2
and 4.5 are hereby amended by deleting "February 29, 2004" and/or "end of February, 2004" and /or "the last day of February 2004" and inserting "February 28, 2005" in lieu thereof.

         4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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         5. Complete Agreement.  The Agreement and this Amendment constitute the entire  agreement of the parties with respect to the subject  matter thereof and
hereof  and   supercede   all  prior   agreements   of  the   parties   and  all
representations, warranties, undertakings and understandings, whether written or verbal, made with respect to the same subject matter. The Agreement and this Amendment may not be changed or modified in any manner, orally or otherwise, except in writing, in the form of an amendment, duly executed by each of the parties hereto.

         6. Governing Law; Authority. This Amendment shall be governed by and construed under the laws of the State of California applied to agreements among California residents entered into and to be performed entirely within California.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Employment Agreement be executed as of the day and year first written above.


                                          THE COMPANY:

                                          ORYX TECHNOLOGY CORP.

                                          By: /s/ Jay M. Haft
                                          --------------------------------------
                                          Name:  Jay M. Haft
                                          Title: Chairman Compensation Committee


                                          MICCICHE:

                                          /s/ Philip J. Micciche
                                          --------------------------------------
                                          Philip J. Micciche